UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2014

NV5 Holdings, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35849	45-3458017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Park Road, Suite 350 Hollywood, Florida		33021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 495-2112

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08.          Shareholder Director Nominations.

Date of 2014 Annual Meeting of Stockholders

On March 25, 2014, the Board of Directors of NV5 Holdings, Inc. (the “Company”) approved June 7, 2014 as the date of the Company’s 2014 annual meeting of stockholders (the “2014 Annual Meeting”). The Company issued a press release on March 31, 2014 announcing the date of the 2014 Annual Meeting. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Deadline for Rule 14a-8 and Other Stockholder Proposals (including Director Nominations)

Qualified stockholder proposals (including proposals made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and any notice on Schedule 14N) to be presented at the 2014 Annual Meeting and in the Company’s proxy statement and form of proxy relating to the 2014 Annual Meeting must be received by the Company at its principal executive offices located at 200 South Park Road, Suite 350, Hollywood, Florida 33021, addressed to the Corporate Secretary of the Company. In accordance with Regulation 14A and the Company’s Bylaws (the “Bylaws”), such proposals must be received by the Company not later than the close of business on April 10, 2014 (which is the tenth day following the public announcement of the date of the 2014 Annual Meeting ). All proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission, and the procedures set forth in the Bylaws.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2014	NV5 HOLDINGS, INC.

	By:	/s/ Michael P. Rama
		Name:	Michael P. Rama
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 31, 2014